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EXHIBIT 16.1

August 19, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read IntegraMed America Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 19, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP